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FOR IMMEDIATE RELEASE

Contact:
Investor Contact:                                  Media Contact:
Deidre Holt                                        Doug Russell/Michele Meagher
HealthAxis.com                                     Schwartz Communications, Inc.
610-275-3800                                       781-684-0770
dholt@healthaxis.com                               dougr@schwartz-pr.com
                                                   mmeagher@schwartz-pr.com

         Provident American Corporation Changes Name to HealthAxis Inc.

                Company to Trade under New NASDAQ Symbol, "HAXS"

EAST NORRITON, PA, February 1, 2000 -- Provident American Corporation (NASDAQ:
PAMC) announced effective today, Provident American will change its name to HealthAxis Inc. and begin trading under its new NASDAQ symbol "HAXS."

"This name change and the previously announced merger between Provident and HealthAxis.com, Inc. are critical steps in a series of transactions designed to position HealthAxis as a pure play in the e-health/e-insurance sector of the new Internet economy," said Michael Ashker, chief executive officer of Provident American Corporation and HealthAxis.com, Inc. "HealthAxis is now squarely situated to be acknowledged as one of the e-health industry's innovators and leadership organizations."

About HealthAxis.com

HealthAxis.com, Inc. is the leading provider of Internet solutions for healthcare insurance marketing, sales, and payer connectivity. HealthAxis.com is the only e-healthcare company servicing both the consumer and business-to-business marketplaces with health plan solutions. The Company's consumer Web site, www.healthaxis.com, is a fully transactional, online health insurance agency targeting the individual and small group

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                  Provident American Corporation Changes Name to HealthAxis Inc.
                                                                February 1, 2000
                                                                     Page 2 of 2

markets. The Company's proprietary workflow and business application software, built around an application service provider model, enables healthcare payers --carriers, third party administrators, and large, self-funded groups -- to more efficiently capture, process, and share health plan data over the Internet. HealthAxis.com is headquartered in suburban Philadelphia, with significant operations in Dallas, as well as offices in eight other locations both domestic and abroad. The Company employs over 350 IT professionals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements made which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward-looking statements. For further information which could cause actual results to differ from the Company's expectations as well as other factors which could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.